As filed with the Securities and Exchange Commission on May 16, 2008

                                                 Registration No. 333 -

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IntegraMed America, Inc.
             (Exact name of registrant as specified in its charter)

                    Delaware                                  06-1150326
 (State or other jurisdiction of incorporation            (I.R.S. Employer
                or organization)                         Identification No.)

                             Two Manhattanville Road
                         Purchase, New York, 10577-2100
                    (Address of Principal Executive Offices)

            IntegraMed America, Inc. 2007 Long-Term Compensation Plan

                            (Full title of the plan)
                               Claude White, Esq.
                       Vice President and General Counsel
                             Two Manhattanville Road
                          Purchase, New York 10577-2100
                     (Name and Address of Agent for Service)

                                 (914) 251-4142
          (Telephone Number, including area code, of agent for service)

                                 with copies to:
                              Steven Khadavi, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9376

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
Title of securities to be        Amount to         Proposed maximum offering       Proposed maximum aggregate        Amount of
registered                    be registered(1)          price per share                  offering price          registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,                     500,000                 US$9.34(2)                      US$4,670,000               US$183.53
$.01 par value
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933 this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Registrant's Common Stock on May 13, 2008 as reported on the NASDAQ Global Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement, as of their respective dates:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 14, 2008 (File No. 0-20260);

(b) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 9, 2008 (File No. 0-20260); and

(c) the description of the Registrant's Common Stock, $0.01 par value, as contained in its Registration Statement on Form S-1 (No. 333-26551), initially filed with the Commission on May 6, 1997, including any amendment or report filed for the purpose of updating such information.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Article VII of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Article VII also provides that no director shall be personally liable to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in such article shall eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

Article VII of the Company's By-laws, as amended, and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity, for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

 Exhibit Number                     Exhibit
 --------------                     -------
        5.1         Opinion of Dorsey & Whitney LLP

       23.1 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto)

       23.2         Consent of Amper, Politziner & Matia, P.C.

       24.1         Power of Attorney (included in the signature pages hereto)

Item 9.  Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, state of New York, on this 13th day of May, 2008.

         INTEGRAMED AMERICA, INC.
         (Registrant)


         By: /s/ Jay Higham
            ---------------------------------
         Name:  Jay Higham
         Title: Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Jay Higham and Claude E. White, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                      Title                               Date
/s/ Jay Higham
------------------------------    President, Chief Executive Officer and Director        May 13, 2008
Jay Higham                        (Principal Executive Officer)

/s/ John W. Hlywak, Jr.
------------------------------    Executive Vice President and Chief Financial Officer   May 13, 2008
John W. Hlywak, Jr.               (Principal Financial and Accounting Officer)

/s/ Kush K. Agarwal
------------------------------    Director                                               May 13, 2008
Kush K. Agarwal

/s/ Gerardo Canet
------------------------------    Director                                               May 13, 2008
Gerardo Canet

/s/ Sarason D. Liebler
------------------------------    Director                                               May 13, 2008
Sarason D. Liebler

/s/ Wayne R. Moon
------------------------------    Director                                               May 13, 2008
Wayne R. Moon

/s/ Elizabeth E. Tallett
------------------------------    Director                                               May 13, 2008
Elizabeth E. Tallett

/s/ Lawrence J. Stuesser
------------------------------    Director                                               May 13, 2008
Lawrence J. Stuesser

/s/ Yvonne S. Thornton, M.D.
------------------------------    Director                                               May 13, 2008
Yvonne S. Thornton, M.D.

EXHIBIT INDEX

Exhibit Number                           Exhibit
--------------                           -------

        5.1         Opinion of Dorsey & Whitney LLP

       23.1 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto)

       23.2         Consent of Amper, Politziner & Matia, P.C.

       24.1         Power of Attorney (included in the signature pages hereto)